Exhibit 10.40

FIRST AMENDMENT TO

AMENDED AND RESTATED

AGREEMENT OF SALE AND PURCHASE

THIS FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF SALE AND PURCHASE (this “Amendment”) is entered into effective as of September 25, 2019, by and between DONNELLEY FINANCIAL, LLC, a Delaware limited liability company (“Seller”), and SECA-NJ LLC, a Delaware limited liability company (“Buyer”).

RECITALS:

WHEREAS, Buyer and Seller entered into that certain Amended and Restated Agreement of Sale and Purchase dated as of September 6, 2019 (the “Agreement”), with respect to certain real property and the improvements situated thereon located in 215 Secaucus, New Jersey, as more particularly described in the Agreement (the “Property”); and

WHEREAS, Seller and Buyer desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants of Seller and Buyer and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Seller and Buyer hereby agree as follows:

1.Incorporation of Recitals; Capitalized Terms.  The Recitals set forth above are hereby incorporated herein to the same extent as if fully set forth herein.  All capitalized terms stated herein shall have the same meanings as ascribed to them in the Agreement unless otherwise defined.

2.Closing Date.  The definition of “Due Diligence Period” as set forth in Section 3.1 of the Agreement is hereby amended to replace the words “September 25, 2019” with “September 26, 2019.”  The parties hereby acknowledge and agree that the foregoing extension of the Due Diligence Period shall be solely to finish negotiations with respect to the Lease, which Lease approval shall be in Buyer’s sole and absolute discretion (the “Lease Approval”), and for no other reason, it being understood that all Due Diligence matters are to Buyer’s satisfaction other than those considered open by the parties with respect to the Lease negotiations.  Upon finalizing Lease negotiations the parties will execute a second amendment to the Agreement which shall attach as an exhibit the final form of Lease and memorialize any other terms agreed upon by the parties in connection with such negotiation which may include, without limitation, a reduction to the Purchase Price.

3.Notice to Proceed. Pursuant to Section 3.6 of the Purchase Agreement, this Amendment is intended to constitute Buyer’s written approval of the due diligence relating to the Property, except with respect to the Lease Approval described in Paragraph 2 above.

4.Ratification of Agreement.  Except as modified by this Amendment, all of the terms and provisions of the Agreement are hereby ratified and confirmed by Seller and Buyer and shall remain in full force and effect.

5.Counterparts; Electronic Signatures.  This Amendment may be executed in any number of counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument.  To facilitate execution of this Amendment, the parties may execute and exchange by email pdf counterparts of the signature pages, which shall constitute originals for all purposes under this Amendment.

[Signature page follows]

Exhibit 10.40

IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment as of the date first above written.

SELLER:

DONNELLEY FINANCIAL, LLC,
a Delaware limited liability company

By:  /s/ Jons Besch____________________

Name: Jons S. Besch

Title:  Executive Vice President of Operations

BUYER:

SECA-NJ, LLC,
a Delaware limited liability company

By: /s/ Steven Layton__________________

Name: Steven R. Layton

Title: Authorized Signatory